                                                                       EXHIBIT 3

                        FORM OF COMPANY VOTING AGREEMENT

     THIS VOTING AGREEMENT (this "Agreement") is made and entered into as of April 5, 2000, among Peregrine Systems, Inc., a Delaware corporation ("Parent"), and the undersigned shareholder and/or option holder (the "Shareholder") of Harbinger Corporation, a Georgia corporation (the "Company").

                                    RECITALS

         A. The Company, Merger Sub (as defined below) and Parent have entered into an Agreement and Plan of Reorganization (the "Reorganization Agreement"), which provides for the merger (the "Merger") of a wholly-owned subsidiary of Parent ("Merger Sub") with and into the Company. Pursuant to the Merger, all outstanding capital stock of the Company shall be converted into the right to receive common stock of Parent, as set forth in the Reorganization Agreement; and

         B. Shareholder is the beneficial owner (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act")) of such number of shares of the outstanding capital stock of the Company and shares subject to outstanding options and warrants as is indicated on the signature page of this Agreement.

         NOW, THEREFORE, intending to be legally bound, the parties hereto agree as follows:

         1. Certain Definitions. Capitalized terms not defined herein shall have the meanings ascribed to them in the Reorganization Agreement. For purposes of this Agreement:

                  (a) "Expiration Date" shall mean the earlier to occur of (i) such date and time as the Reorganization Agreement shall have been terminated pursuant to Article VII thereof, or (ii) such date and time as the Merger shall become effective in accordance with the terms and provisions of the Reorganization Agreement.

                  (b) "Person" shall mean any (i) individual, (ii) corporation, limited liability company, partnership or other entity, or (iii) governmental authority.

                  (c) "Shares" shall mean: (i) all securities of the Company (including all shares of Company Common Stock and all options, warrants and other rights to acquire shares of Company Common Stock) beneficially owned by Shareholder as of the date of this Agreement; and (ii) all additional securities of the Company (including all additional shares of Company Common Stock and all additional options, warrants and other rights to acquire shares of Company Common Stock) of which Shareholder beneficial acquires ownership during the period from the date of this Agreement through the Expiration Date.

                  (d) Transfer. A Person shall be deemed to have effected a "Transfer" of a security if such person directly or indirectly: (i) sells, pledges, encumbers, grants an option with respect to, transfers or disposes of such security or any interest in such security; or (ii) enters into an agreement or commitment providing for the sale of, pledge of, encumbrance of, grant of an option with respect to, transfer of or disposition of such security or any interest therein.

         2. Transfer of Shares.

                  (a) Transferee of Shares to be Bound by this Agreement. Shareholder agrees that, during the period from the date of this Agreement through the Expiration Date, except as may be required by court order or operation of law, Shareholder shall not cause or permit any Transfer of any of the Shares to be effected unless each Person to which such Shares or any interest in any of such Shares is or may be transferred shall have (i) executed a counterpart of this Voting Agreement and a proxy in the form attached hereto as Exhibit A and (ii) agreed to hold such Shares or interest in such Shares subject to all of the terms and provisions of this Agreement.

                  (b) Transfer of Voting Rights. Shareholder agrees that, during the period from the date of this Agreement through the Expiration Date, Shareholder shall not deposit (or permit the deposit of) any Shares in a voting trust or grant any proxy or enter into any voting agreement or similar agreement in contravention of the obligations of Shareholder under this Agreement with respect to any of the Shares.

         3. Agreement to Vote Shares. At every meeting of the shareholders of the Company called, and at every adjournment thereof, and on every action or approval by written consent of the shareholders of the Company, Shareholder (in his or her capacity as such) shall cause the Shares to be voted (to the extent such Shares have voting rights and are entitled to vote thereon) (i) in favor of adoption and approval of the Reorganization Agreement and approval of the Merger, (ii) in favor of any matter that could reasonably be expected to facilitate the Merger, (iii) against any Acquisition Proposal and (iv) against any matter that could reasonably be expected to facilitate any Acquisition Proposal. Notwithstanding the foregoing, and notwithstanding any other provision of this Agreement, nothing in this Agreement shall limit or restrict Shareholder from acting in Shareholder's capacity as a director or officer of Company (it being understood that this Agreement shall apply to Shareholder solely in Shareholder's capacity as a shareholder of Company) or voting in Shareholder's sole discretion on any matter other than those matters referred to in the foregoing clauses (i), (ii), (iii) and (iv) of this Section 3.

         4. Irrevocable Proxy. Concurrently with the execution of this Agreement, Shareholder agrees to deliver to Parent a proxy in the form attached hereto as Exhibit A (the "Proxy"), which shall be irrevocable to the fullest extent permissible by law, with respect to the Shares.

         5. Representations and Warranties of the Shareholder. Shareholder (i) is the beneficial owner of the shares of Company Common Stock and the options and warrants to purchase shares of Common Stock of the Company indicated on the final page of this Agreement, free and clear of any liens, claims, options, rights of first refusal, co-sale rights, charges or other encumbrances that, in each case, would deprive Parent of the benefits of this Agreement; (ii) does not beneficially own any securities of the Company other than the shares of Company Common Stock and options and warrants to purchase shares of Common Stock of the Company indicated on the final page of this Agreement; and (iii) has full power and authority to make, enter into and carry out the terms of this Agreement and the Proxy.

         6. Legending of Shares. If so requested by Parent, Shareholder agrees that the Shares shall bear a legend stating that they are subject to this Agreement and to an irrevocable proxy. Subject to the terms of Section 2 hereof, Shareholder agrees that Shareholder shall not Transfer the Shares without first having the aforementioned legend affixed to the certificates representing the Shares.

         7. Termination. This Agreement shall terminate and shall have no further force or effect as of the Expiration Date.

         8. Miscellaneous.

                  (a) Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, then the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

                  (b) Binding Effect and Assignment. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, but, except as otherwise specifically provided herein, neither this Agreement nor any of the rights, interests or obligations of the parties hereto may be assigned by either of the parties without prior written consent of the other.

                  (c) Amendments and Modification. This Agreement may not be modified, amended, altered or supplemented except upon the execution and delivery of a written agreement executed by the parties hereto.

                  (d) Specific Performance; Injunctive Relief. The parties hereto acknowledge that Parent shall be irreparably harmed and that there shall be no adequate remedy at law for a violation of any of the covenants or agreements of Shareholder set forth herein. Therefore, it is agreed that, in addition to any other remedies that may be available to Parent upon any such violation, Parent shall have the right to enforce such covenants and agreements by specific performance, injunctive relief or by any other means available to Parent at law or in equity.

                  (e) Notices. All notices and other communications pursuant to this Agreement shall be in writing and deemed to be sufficient if contained in a written instrument and shall be deemed given if delivered personally, telecopied, sent by nationally-recognized overnight courier or mailed by registered or certified mail (return receipt requested), postage prepaid, to the parties at the following address (or at such other address for a party as shall be specified by like notice):

 If to Parent:       Peregrine Systems, Inc.
                     12670 High Bluff Drive
                     San Diego, California 92130
                     Attention:     Richard T. Nelson, Vice President Corporate
                                    Development
                                    Eric Deller, Vice President, General Counsel
                     Telecopy No.: (858) 794-5057

 With copies to:     Wilson Sonsini Goodrich & Rosati
                     Professional Corporation
                     650 Page Mill Road
                     Palo Alto, California 94304
                     Attention:  Douglas H. Collom
                     Facsimile No.:  (650) 845-5000

                     and

                     Wilson Sonsini Goodrich & Rosati
                     Professional Corporation
                     Spear Street Tower
                     One Market
                     San Francisco, California 94105
                     Attention:  Steve L. Camahort
                     Facsimile No.:  (415) 947-2099

If to Shareholder:   To the address for notice set forth on the signature page
                     hereof.

With a copy to:      Brobeck, Phleger & Harrison LLP
                     Two Embarcadero Place
                     2200 Geng Road
                     Palo Alto, California 94303
                     Attention: Rod J. Howard
                     Telecopy No.: (650) 496-2885 and (650) 496-2771

                     and

                     Morris Manning & Martin, LLP
                     1600 Atlanta Financial Center
                     3343 Peachtree Road, N.E.
                     Atlanta, Georgia 30326
                     Attention: John C. Yates
                     Facsimile No.: (404) 365-9532

                  (f) Governing Law. Except to the extent mandatorily governed by the laws of the State of Georgia, this Agreement shall be governed by the laws of the State of Delaware, without giving effect to the conflicts of law principles thereof.

                  (g) Entire Agreement. This Agreement and the Proxy contain the entire understanding of the parties in respect of the subject matter hereof, and supersede all prior negotiations and understandings between the parties with respect to such subject matter.

                  (h) Effect of Headings. The section headings are for convenience only and shall not affect the construction or interpretation of this Agreement.

                  (i) Counterparts. This Agreement may be executed in several counterparts, each of which shall be an original, but all of which together shall constitute one and the same agreement.



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

                  (j) Permitted Activities. Nothing in this Agreement shall be construed to require Shareholder to exercise any option, warrant or other right to acquire Company Common Stock, and nothing in this Agreement shall be construed to prohibit Shareholder from (i) engaging in customary sales of Shares consistent with Shareholder's past sales (but in no event aggregating more than 15% of Shareholder's total Shares), or (ii) engaging in a net exercise of any option, warrant or other right to acquire Company Common Stock (if the contractual terms of such option, warrant, or other right currently permit such a net exercise).



                  [Remainder of Page Intentionally Left Blank]



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         IN WITNESS WHEREOF, the parties have caused this Voting Agreement to be duly executed on the day and year first above written.


PEREGRINE SYSTEMS, INC.                   SHAREHOLDER

-----------------------------             -----------------------------------------------------
Signature                                 Signature


-----------------------------             -----------------------------------------------------
Print Name                                Print Name


-----------------------------             -----------------------------------------------------
Print Title                               Print Title


                                          -----------------------------------------------------

                                          -----------------------------------------------------



                                          -----------------------------------------------------
                                          Print Address


                                          -----------------------------------------------------
                                          Print Telephone


                                          -----------------------------------------------------
                                          Print Facsimile No.


                                          -----------------------------------------------------
                                          Shares beneficially owned:

                                          _______________shares of Company Common Stock

                                          _______________shares of Company Common Stock
                                                         issuable upon exercise of
                                                         outstanding options or warrants


                  [SIGNATURE PAGE TO COMPANY VOTING AGREEMENT]

                                IRREVOCABLE PROXY

         The undersigned shareholder of Harbinger Corporation, a Georgia corporation (the "Company"), hereby irrevocably (to the fullest extent permitted by law) appoints the members on the Board of Directors of Peregrine Systems, Inc., a Delaware corporation ("Parent"), and each of them, as the sole and exclusive attorneys and proxies of the undersigned, with full power of substitution and resubstitution, to vote and exercise all voting and related rights (to the full extent that the undersigned is entitled to do so) with respect to all of the shares of capital stock of the Company that now are or hereafter may be beneficially owned by the undersigned, and any and all other shares or securities of the Company issued or issuable in respect thereof on or after the date hereof (collectively, the "Shares") in accordance with the terms of this Proxy. The Shares beneficially owned by the undersigned shareholder of the Company as of the date of this Proxy are listed on the final page of this Proxy. Upon the undersigned's execution of this Proxy, any and all prior proxies given by the undersigned with respect to any Shares are hereby revoked and the undersigned agrees not to grant any subsequent proxies with respect to the Shares on any matters covered hereby until after the Expiration Date (as defined below).

         This Proxy is irrevocable (to the fullest extent permitted by law), is coupled with an interest and is granted pursuant to that certain Voting Agreement of even date herewith by and among Parent and the undersigned shareholder (the "Voting Agreement"), and is granted in consideration of Parent entering into that certain Agreement and Plan of Reorganization (the "Reorganization Agreement"), among Parent, Soda Acquisition Corporation, a Delaware corporation and a wholly-owned subsidiary of Parent ("Merger Sub"), and the Company. The Reorganization Agreement provides for the merger of Merger Sub with and into the Company in accordance with its terms (the "Merger"). As used herein, the term "Expiration Date" shall mean the earlier to occur of (i) such date and time as the Reorganization Agreement shall have been validly terminated pursuant to Article VII thereof or (ii) such date and time as the Merger shall become effective in accordance with the terms and provisions of the Reorganization Agreement.

         The attorneys and proxies named above, and each of them, are hereby authorized and empowered by the undersigned, at any time prior to the Expiration Date, to act as the undersigned's attorney and proxy to vote the Shares, and to exercise all voting, consent and similar rights of the undersigned with respect to the Shares (including, without limitation, the power to execute and deliver written consents) at every annual, special or adjourned meeting of shareholders of the Company and in every written consent in lieu of such meeting (i) in favor of approval of the Reorganization Agreement and the Merger, (ii) in favor of any matter that could reasonably be expected to facilitate the Merger, (iii) against any Acquisition Proposal (as defined in the Reorganization Agreement) and (iv) against any matter that could reasonably be expected to facilitate any Acquisition Proposal.

         The attorneys and proxies named above may not exercise this Proxy on any other matter except as provided above. The undersigned shareholder may vote, and grant proxies with respect to, the Shares on all other matters.

         Any obligation of the undersigned hereunder shall be binding upon the successors and assigns of the undersigned.

         This Proxy is irrevocable (to the fullest extent permitted by law). This Proxy shall terminate, and be of no further force and effect, automatically upon the Expiration Date.


Dated: April 5, 2000


                           Signature of Shareholder:
                                                     ---------------------------------------------------------------

                           Print Name of Shareholder:
                                                     ---------------------------------------------------------------

                           Shares beneficially owned:

                                                      __________ shares of Company Common Stock

                                                      __________ shares of the Company Common Stock
                                                                 issuable upon exercise of outstanding
                                                                 options or warrants


                      [SIGNATURE PAGE TO IRREVOCABLE PROXY]